Exhibit 5.1

March 28, 2011

[Letterhead of Cleary Gottlieb Steen & Hamilton LLP]

Alpha Natural Resources, Inc.
Guarantors listed on Schedule I hereto
c/o Alpha Natural Resources, Inc.
One Alpha Place
P.O. Box 2345
Abingdon, Virginia 24212

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Alpha Natural Resources, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) of the registration statement on Form S-3 (No. 333-165473), as amended by Post-Effective Amendment No. 1 (as so amended, the “Registration Statement”), of the Company and the guarantors listed on Schedule I hereto (the “Guarantors”), relating to the offering from time to time, together or separately in one or more series (if applicable), of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) fractional interests in shares of Preferred Stock evidenced by depositary receipts (the “Depositary Shares”); (iv) senior or subordinated debt securities of the Company (which may be convertible into Common Stock) (the “Debt Securities”); (v) guarantees by the Guarantors of the Preferred Stock (the “Preferred Guarantees”) or the Debt Securities (the “Debt Guarantees” and, together with the Preferred Guarantees, the “Guarantees”); (vi) warrants to purchase debt or equity securities of the Company (the “Warrants”); (vii) contracts for the purchase or sale of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (or any combination thereof), currencies or commodities (the “Purchase Contracts”); and (viii) units consisting of one or more Purchase Contracts, Warrants, Debt Securities, shares of Preferred Stock, shares of Common Stock or any combination thereof (the “Units”).  The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees, Warrants, Purchase Contracts and Units are referred to herein collectively as the “Securities.”

The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Depositary Shares are to be issued from time to time under one or more deposit agreements (each such deposit agreement, a “Deposit Agreement”) to be entered into between the Company and the depositary to be named therein.

The Debt Securities may be either senior debt securities or subordinated debt securities and may be guaranteed by some or all of the Guarantors.  Any senior debt securities and related Debt Guarantees, if any, may be issued pursuant to an indenture (as amended or supplemented, the “Senior Indenture”) to be entered into among the Company, the Guarantors and Union Bank, N.A., as Trustee (the “Trustee”).  Any subordinated debt securities and related Debt Guarantees, if any may be issued pursuant to a subordinated indenture (as amended or supplemented, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) to be entered into among the Company, the Guarantors and the Trustee.

The Preferred Guarantees are to be issued under a guarantee agreement (the “Preferred Guarantee Agreement”) to be entered into between the Company and the guarantee trustee to be named therein.

The Warrants are to be issued from time to time under one or more warrant agreements (each such warrant agreement, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein.

The Purchase Contracts are to be issued from time to time under (i) one or more purchase contract agreements (each such purchase contract agreement, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein or (ii) the Senior Indenture.

The Units are to be issued from time to time under one or more unit agreements (each such unit agreement, a “Unit Agreement”) to be entered into between the Company and the unit agent to be named therein.

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein;

(b)	forms of the Indentures, filed as exhibits to the Registration Statement, including the form of Debt Guarantee; and

(c)
copies of the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Common Stock, including Common Stock to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms, will be validly issued by the Company, fully paid and nonassessable.

2.  The Preferred Stock will be validly issued by the Company, fully paid and nonassessable.

3.  The Depositary Shares to be sold by the Company, upon the due issuance by the Depositary of depositary receipts (including any master depositary receipt issued in connection therewith) evidencing such Depositary Shares against the deposit of the shares of Preferred Stock in respect thereof in accordance with the provisions of the Deposit Agreement, will be validly issued and the persons in whose names the depositary receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement.

4.  The Debt Securities will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the applicable Indenture.

5.  The Guarantees will be the valid, binding and enforceable obligations of the applicable Guarantor, entitled to the benefits of the applicable Indenture or Preferred Guarantee Agreement, as the case may be.

6.  The Warrants will be the valid, binding and enforceable obligations of the Company.

7.  The Purchase Contracts will be the valid, binding and enforceable obligations of the Company.

8.  The Units will be the valid, binding and enforceable obligations of the Company.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company or any Guarantor, (a) we have assumed that the Company or such Guarantor and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In rendering the opinions expressed above, we have further assumed that (i) the Company (and each Guarantor, if applicable) will authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and, in the case of the Debt Securities and the Debt Guarantees, to the terms of the applicable Indenture, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Company (or such Guarantor) or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company (or such Guarantor); (ii) the Board of Directors of the Company will duly authorize, establish and approve the terms of the Preferred Stock as contemplated by the Company’s Restated Certificate of Incorporation, and the Company (and each Guarantor, if applicable) will duly authorize, execute and deliver the applicable Deposit Agreement, Indentures, Guarantees, Preferred Guarantee Agreement, Warrant Agreement, Purchase Contract Agreement and Unit Agreement and any other agreement necessary with respect to the Securities or contemplated by such Securities, any agreement governing those Securities or the Registration Statement and will take any other appropriate additional corporate action, and the Indentures and the Debt Guarantees will conform to the forms thereof filed as exhibits to the Registration Statement; (iii) any receipts evidencing Depositary Shares, Warrants, Purchase Contracts or Units and any agreement governing those Securities will be governed by New York law; (iv) the Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and any agreement governing those Securities and in the manner contemplated by the Registration Statement; (v) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, which price, in the case of Common Stock or Preferred Stock, shall not be less than the par value of such Common Stock or Preferred Stock; and (vi) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement.

In rendering the opinions expressed in paragraphs 4 and 5 above, we have assumed that each series of Debt Securities (and related Guarantees) will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

In rendering the opinion expressed in paragraph 5, we express no opinion with respect to the enforceability of the first sentence of the second paragraph of the form of Debt Guarantee contained in Section 2.02 of the Indentures or any similar provision in the Preferred Guarantees or any Preferred Guarantee Agreement to the effect that the applicable Guarantor is liable as a primary rather than secondary obligor.

We note that any designation in the Securities or any applicable agreement governing those Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Securities is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree.  There is no corresponding federal statute and no controlling Federal court decision on this issue.  Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.  In addition, to the extent that any Securities or applicable agreement governing those Securities includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.

The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware).

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” and in any prospectus supplement related thereto as counsel for the Company that has passed on the validity of the Securities, and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP
By: /s/ Sandra L. Flow
Sandra L. Flow, a Partner

Guarantor	State of Incorporation or Organization
Alpha American Coal Company, LLC	Delaware
Alpha American Coal Holding, LLC	Delaware
Alpha Australia, LLC	Delaware
Alpha Australia Services, LLC	Delaware
Alpha Coal Resources Company, LLC	Delaware
Alpha Coal Sales Co., LLC	Delaware
Alpha Coal West, Inc.	Delaware
Alpha Energy Sales, LLC	Delaware
Alpha India, LLC	Delaware
Alpha Land and Reserves, LLC	Delaware
Alpha Midwest Holding Company	Delaware
Alpha Natural Resources, LLC	Delaware
Alpha Natural Resources International, LLC	Delaware
Alpha Natural Resources Services, LLC	Delaware
Alpha PA Coal Terminal, LLC	Delaware
Alpha Shipping and Chartering, LLC	Delaware
Alpha Sub Five, LLC	Delaware
Alpha Sub Four, LLC	Delaware
Alpha Sub One, LLC	Delaware
Alpha Sub Three, LLC	Delaware
Alpha Sub Two, LLC	Delaware
Alpha Terminal Company, LLC	Delaware
Alpha Wyoming Land Company, LLC	Delaware
AMFIRE, LLC	Delaware
AMFIRE Holdings, LLC	Delaware
AMFIRE Mining Company, LLC	Delaware
AMFIRE WV, L.P.	Delaware

Guarantor	State of Incorporation or Organization
Axiom Excavating and Grading Services, LLC	Delaware
Barbara Holdings Inc.	Delaware
Black Dog Coal, LLC	Virginia
Brooks Run Mining Company, LLC	Delaware
Buchanan Energy Company, LLC	Virginia
Callaway Land and Reserves, LLC	Delaware
Castle Gate Holding Company	Delaware
Coal Gas Recovery, LLC	Delaware
Cobra Natural Resources, LLC	Delaware
Coral Energy Services, LLC	Delaware
Corral Creek Holding, LLC	Delaware
Cumberland Coal Resources, LP	Delaware
Delta Mine Holding Company	Delaware
Dickenson-Russell Coal Company, LLC	Delaware
Dickenson-Russell Land and Reserves, LLC	Delaware
Dry Systems Technologies, Inc.	Delaware
Emerald Coal Resources, LP	Delaware
Energy Development Corporation	West Virginia
Enterprise Land and Reserves, LLC	Delaware
Enterprise Mining Company, LLC	Delaware
Esperanza Coal Co., LLC	Delaware
Foundation Mining, LLC	Delaware
Foundation PA Coal Company, LLC	Delaware
Foundation Royalty Company	Delaware
Freeport Mining, LLC	Delaware
Freeport Resources Company, LLC	Delaware
Herndon Processing Company, LLC	West Virginia
Kepler Processing Company, LLC	West Virginia
Kingston Mining, Inc.	West Virginia
Kingston Processing, Inc.	West Virginia
Kingston Resources, Inc.	Kentucky
Kingwood Mining Company, LLC	Delaware
Laurel Creek Co., Inc.	Delaware
Litwar Processing Company, LLC	West Virginia

Guarantor	State of Incorporation or Organization
Maple Meadow Mining Company	Delaware
Maxxim Rebuild Co., LLC	Delaware
Maxxim Shared Services, LLC	Delaware
Maxxum Carbon Resources, LLC	Delaware
McDowell-Wyoming Coal Company, LLC	Delaware
Mountain Merger Sub, Inc.	Delaware
Neweagle Coal Sales Corp.	Virginia
Neweagle Development Corp.	Virginia
Neweagle Industries, Inc.	Virginia
Neweagle Mining Corp.	Virginia
Nicewonder Contracting, Inc.	West Virginia
Odell Processing Inc.	West Virginia
Palladian Lime, LLC	Delaware
Paramont Coal Company Virginia, LLC	Delaware
Paynter Branch Mining, Inc.	West Virginia
Pennsylvania Land Holdings Company, LLC	Delaware
Pennsylvania Services Corporation	Delaware
Pioneer Fuel Corporation	West Virginia
Pioneer Mining, Inc.	West Virginia
Plateau Mining Corporation	Delaware
Premium Energy, LLC	Delaware
Red Ash Sales Company, Inc.	West Virginia
River Processing Corporation	Delaware
Rivereagle Corp.	Virginia
Riverside Energy Company, LLC	West Virginia
Riverside Energy Company, LLC	West Virginia
Riverton Coal Production Inc.	Delaware
Riverton Coal Sales, Inc.	West Virginia
Rockspring Development, Inc.	Delaware
Ruhrkohle Trading Corporation	West Virginia
Simmons Fork Mining, Inc.	West Virginia
Solomons Mining Company	West Virginia
Twin Star Mining, Inc.	West Virginia
Virginia Energy Company, LLC	Delaware
Wabash Mine Holding Company	Delaware
Warrick Holding Company	Delaware
White Flame Energy, Inc.	West Virginia